EXHIBIT 10.14.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST

FOR CONFIDENTIAL TREATMENT

OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND

EXCHANGE COMMISSION

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (“Agreement”) is effective as of January 1, 2011 (“the Effective Date”) BETWEEN

1.	CONOCOPHILLIPS (U.K.) LIMITED (“Seller”) of Portman House, 2 Portman Street, London W1H 6DU and

2.	GRAFTECH SWITZERLAND S.A. (“Buyer”) of 1 Rte de Renens,1030 Bussigny-pres-Lausanne, Switzerland

(each a “Party” and together “the Parties”) and confirms and sets forth the terms and conditions agreed for the supply of needle coke (“Coke”) .

1.	[Reserved]

2.	Supply and Quantity

2.1	(a) Subject to all the terms and provisions of the Agreement, during each of calendar years 2011, 2012 and 2013, Seller shall supply and Buyer shall purchase, receive and pay for the minimum volumes of Grade * and Grade * set forth in the following table (or such other quantities and percentages by each Grade (as that term is defined in Section 3.1) of Coke as agreed in writing by the Parties):

	Grade *	Grade *
2011	* Metric Tons	* Metric Tons

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

2012	* Metric Tons	* Metric Tons
2013	* Metric Tons	* Metric Tons

(b) Upon execution of this Agreement and on or before *, and *, Buyer shall deliver to Seller a written annual forecast (each, an “Annual Forecast”) of its planned liftings during the following calendar year by month and by Grade. On or before the twentieth day of each calendar month, Buyer shall deliver to Seller written updated forecasts of its planned liftings during the remainder of the then current calendar year by month and location and provide a requested weekly shipping plan for the following month. Within ten business days of its receipt of an Annual Forecast or updated forecast, Seller shall either accept or propose revisions to such Annual Forecast or updated forecast by giving Buyer written notice of such acceptance or proposal. If Seller proposes revisions to an Annual Forecast or updated forecast, Seller and Buyer shall negotiate in good faith to reach a written agreed Annual Forecast or updated forecast, provided that (i) no Annual Forecast or revised forecast shall relieve Buyer of its obligation to purchase or Seller of its obligation to sell the minimum volume of each Grade of Coke specified above or such other quantities of each Grade of Coke as agreed in writing by the Parties during each of 2011, 2012 and 2013, and (ii) except as provided in an agreed Annual Forecast of updated forecast, Seller shall not be required to deliver any Grade of Coke other than approximately ratably by calendar quarter, subject to typical seasonal variations.

2.2	[Reserved]

2.3	Buyer recognizes that, upon the occurrence of a force majeure event, each of Seller and its affiliates has an obligation to supply its respective customers on a fair and equitable basis under the circumstances.

3.	Quality

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

3.1	The Coke to be supplied and purchased pursuant to the Agreement shall be the under- mentioned Grades of Coke derived from petroleum oil processing at Seller’s supplier’s Humber Refinery and conforming to the quality requirements set out in Section 3.2 below (each a “Grade”):

(a)	Humber * Grade (“* Grade”)

(b)	Humber * Grade (“* Grade”)

Unless the context otherwise requires, any reference to “Coke” alone shall be understood to refer to and include any or all such Grades.

3.2 Each such Grade shall, in relation to the properties shown to be applicable to that particular Grade as set forth in the Specification Agreement (“Specifications”), conform in all respects with the * set opposite thereto in the Specifications and/or the * set opposite thereto in the Specifications-according to whichever of them shall be applicable when determined according to the Test Method set opposite thereto in the Specifications and, if so conforming, shall be accepted by Buyer.

3.3	Any claims by Buyer with regard to alleged quality defects shall be made in accordance with General Condition 10 of Seller’s General Conditions of Sale (each a “General Condition”) referred to in Section 16.3 below and annexed hereto as Appendix A.

3.4	Seller shall advise Buyer in advance of any planned change in the aim values shown in the Specifications.

3.5	Upon receipt of the Coke sample test results from its laboratory, Seller will prepare a Quality Certificate, which it will immediately fax or transmit electronically to Buyer. If Buyer objects to Seller’s test results/quality determination within five calendar days of receipt thereof, then the retained sample will be analyzed at a mutually acceptable independent testing laboratory. The cost of the independent testing laboratory’s analysis will be shared equally by Seller and Buyer.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

3.6	Further to Condition 9.2 of the General Conditions of Sale (and without prejudice to Condition 9.4 of the General Conditions of Sale), the Parties hereby expressly acknowledge and agree that Seller’s analysis of *, *, * and * values may, in Seller’s absolute discretion be based upon production samples from which the delivery was derived rather than the * in its laboratories in respect of the delivery as a whole.

3.7	[Reserved.]

3.8	From time to time Seller and Buyer may agree in writing upon revised Specifications to existing Grades of Coke or the introduction of new Grades of Coke setting forth the properties and Specification values applicable to each such Specification revision or new Grade.

3.9	For both * and * Grade deliveries, on a best endeavours basis, Seller shall supply Product as a * blend from Seller’s supplier’s * and *. However, the Product supplied shall not have an apportionment of Seller’s supplier’s * and * worse than */ * unless Seller notifies Buyer otherwise prior to establishment of lay days for loading of said delivery.

4.	Delivery

4.1	All prices established pursuant to Section 5 below shall apply (unless otherwise expressly agreed) on the basis that Coke is delivered * into vessels chartered by Buyer at the applicable loading point as provided by General Condition 2.2.

4.2	Prior to the first day of each delivery month, Seller and Buyer shall agree upon a mutually acceptable delivery schedule for the next delivery month and may mutually agree upon adjustments to the delivery schedule with the intent being to improve upon the supply chain process.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

5.	Coke Pricing

5.1	For Coke delivered under this Agreement during calendar 2011:

(a)	the price for * Coke shall be $*/metric ton, *; and

(b)	the price for * Coke shall be $*/metric ton *.

5.2 For Coke delivered under this Agreement during calendar 2012 and 2013 (in either case, a “Price Year”), the price for each Grade of Coke shall be mutually agreed between Buyer and Seller.

5.3 If the Parties have not agreed to the prices to be charged during calendar 2012 prior to *, or the prices to be charged during calendar 2013 prior to *, then either Party may * the * (a “*”) by giving written notice of its * to * a * to the other Party. The Parties shall make a good faith effort to *, and to *, an * (a “*”) to * as * and to * the matter as provided herein no later than 30 days from the date of such a written notice (such date being the “*”).

5.4 If a Party has * a * and if the Parties have * the * of a * on or before the *, then the Parties shall * such * and within 15 days of the * of the *, each Party shall * to the * its * on the *, together with any * to *, including a * for each Grade of Coke to be delivered under this Agreement during the relevant Price Year (a “*”). The * may *, and * each Party’s * to, one * of * to both Parties, to which each Party shall * within ten (10) days of receipt. The Parties shall * the * to * a * of whether the * by the Seller or the * by the Buyer for all such Grades * and * during the relevant Price Year within 30 days of * or * of the *, regardless of whether the * has * or the Parties have * to *, and * the *, taking into account that pricing is on an annual basis and * on *, for * and * of Coke. For the avoidance of doubt, the * may * of the * by the Seller or all of the * by the Buyer, but *.

5.5 If a Party has * a * but the Parties have * to * the * of a * on or before the *, then within 15 days of the request of either Party, each of the Seller and the Buyer shall * a * of a * (a “*”),

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

and as soon as practical thereafter shall * such *, and within 15 days of the date on which both such * have been *, those * shall * and * a * of the *. Within 15 days of the * of the * of the *, each Party shall * to the * a *, including a * for each Grade of Coke to be delivered under this Agreement during the relevant Price Year. The * may *, and * to, * of * to *, to which each Party shall * within ten (10) days of receipt. The Parties shall instruct the * to * a * of whether the * by the Seller or the * by the Buyer for all such Grades * and * during the relevant Price Year within 30 days of * or * of *, regardless of whether the * has * or the Parties have * to *, and * the *, taking into account that pricing is on an annual basis and not based on *, for * and * of Coke. For the avoidance of doubt, the * shall * all of the * by the Seller or all of the * by the Buyer, but *. A * by the * shall only be * if such * is made by * a * of the *.

5.6 It is the Parties’ intention that a *, and each * of a *, be * with * in the * for * of Coke. None of the *, any * of a *, nor any * of the *’s or any * of a * shall * by Seller or Buyer or any of their affiliates * the *. No * or * of a * may disclose information provided to the * or * by one Party designated by that Party to be “Confidential Information” to any other party without the written consent of the providing Party.

5.7 In no event shall a * or * from an affiliate of Buyer * for any Grade of Coke to be * of the * of such Grade of Coke.

5.8 Any * by a * or * shall be * and * on * except to the extent based on * or * from the requirements of this Agreement.

5.9 * by a * or * will be effective as of the first day of the relevant Price Year.

5.10 Until the conclusion of any *, Coke will be invoiced at prices in effect for the preceding Price Year.

5.11 * of any * (excluding the * of * and its * for and * in a *) shall be * by the * and *.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

5.12 VAT and Climate Change Levy. All prices as herein before referred to are exclusive of (i) any Value Added Tax and/or (ii) a Climate Change Levy (“CCL”) or any such similar energy or carbon tax which may from time to time be applicable to the sale and delivery of Coke and the gross amount (if any) payable in connection with either or both of them shall become due and shall be paid in like manner as is provided in relation to said prices.

For the purposes of the Climate Change Levy the Buyer represents to the Seller that the Product delivered under this Agreement will be transported out of the U.K. and will not be resold for consumption within the U.K and the Buyer will provide such documentation as may be reasonably required by the Seller to evidence the foregoing. “Climate Change Levy” means as enacted in the Finance Act 2000.

6.	[Reserved]

7.	[Reserved]

8. Term. The term of this Agreement shall be three years, commencing at the beginning of the Effective Date and ending at the end of December 31, 2013.

9.	[Reserved]

10.	[Reserved]

11.	Dispute Resolution

The construction, validity and performance of this Agreement shall be governed by English law to the exclusion of any other law which may be imputed in accordance with the choice of law rules applicable in any jurisdiction. However, neither Party shall be precluded from pursuing arrest, attachment and/or other conservatory, interlocutory or interim actions in any court or exercising contractual rights under this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

11.1 In the event that the Seller and Buyer are unable to resolve an issue within thirty (30) days from the date such dispute is identified by the Parties, notwithstanding their good faith efforts to do so, then the issue will be presented to senior executives of each Party for resolution.

11.2 If such senior executives are unable to resolve such an issue within thirty (30) days after it is presented to them, notwithstanding their good faith efforts to do so, and provided the senior executives have not agreed in writing to extend the time within which the dispute is to be resolved, then any remaining controversy or claim arising out of or relating to this Agreement or any breach thereof, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration pursuant to the terms of the Arbitration Act 1996, or any statutory modification thereof, before a single arbitrator agreed upon by the Parties, or if not so agreed, appointed in accordance with the said Act. The place of arbitration shall be London. The language of the arbitration shall be English. Except for the first sentence thereof, sub-clause 16.6 of GCS-2011 is hereby deleted.

11.3 Contemporaneously with the execution of this Agreement, GrafTech Switzerland S.A. (“GSSA”), GrafTech International Holdings Inc.(“GIH”) and ConocoPhillips Company (“CPC”) are entering an agreement pursuant to which CPC will sell, and GSSA and GIH will buy, Coke produced at CPC’s facility at Lake Charles, Louisiana, USA (such agreement, the “Lake Charles Agreement”). In the event that a dispute arises under this Agreement simultaneously with a dispute under the Lake Charles Agreement and in relation to an issue which is common to both of them then for the purposes of determining that issue:

(a) they shall be treated as constituting one dispute only and shall be referred to and settled by one arbitration accordingly

(b) any conflict or inconsistency between the applicable New York law and the applicable substantive law under the Humber Agreement, shall be resolved by according precedence to New York law to the extent necessary for resolving such conflict or inconsistency.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

12.	Exit Provisions

12.1 This Agreement may be terminated by written notice given by Seller or Buyer to the other of them:

(a)* that a * cannot be * between the Parties after having negotiated in good faith to so do, provided that a Party’s refusal to agree to an amendment of this Agreement may not be the basis of a termination under this Agreement;

(b) in the event that the Party to which notice is given has breached a material provision of this Agreement; and

(c) in the event that the Party to which notice is given goes into liquidation (other than voluntary liquidation in a solvent condition for the purposes of amalgamation or reconstruction), enters into an arrangement or composition with its creditors or has a receiver appointed of any of its assets.

12.2 Termination pursuant to Section 12.1 above shall take effect as follows:

(a) in the case of notice given pursuant to Section 12.1(a), at the end of the calendar year in which it is given; or

(b) in the case of a notice given pursuant to Section 12.1(b), immediately upon the expiration of 30 (thirty) days from the date of such notice unless such breach has been cured prior to the expiration of such 30-day period; or

(c) in the case of notice given pursuant to section 12.1(c), forthwith upon such notice being given or on such later date as may be specified in that notice by the Party giving it.

Each such date is hereinafter referred to as “the Effective Termination Date” and any Annual Forecast

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

or revised forecast agreed prior to the Effective Termination Date shall remain in full force and effect until such Effective Termination Date, unless otherwise agreed in writing by the Parties.

13. Modification of Terms. Seller and Buyer agree that certain terms of the Agreement may be renegotiated in the event of certain material events provided, however, that no amendment to or variation in this Agreement or any Appendix or Annex hereto shall be effective unless it is made or evidenced in writing and signed by authorised representatives of the Parties.

14.	Confidentiality.

The Parties may from time to time provide the other with certain confidential and proprietary information including but not limited to inventory, consumption, manufacturing, forecasts, technical data or information, processes, techniques, specifications, business information, and any other information marked or deemed confidential and further including the terms and conditions set forth in this Agreement (“Confidential Information”). Each Party shall use any Confidential Information received only for purposes relating to the fulfillment of its obligations under this Agreement and for no other purpose. Neither party shall disclose Confidential Information to any third party (other than accountants, auditors, attorneys and advisors of such Party) without the advance written consent of the other Party, which consent shall not be unreasonably withheld, except where such disclosure may be required by law or by government decree or in order to comply with disclosure requirements of the United States and/or other applicable securities law, is necessary to obtain financing, or is needed to assert a claim or defense in judicial, arbitration or administrative proceedings involving the Parties or their affiliates, in which event the Party required to make the disclosure will advise the other in advance in writing and will cooperate to the extent practicable to minimize the disclosure of such information. The term “Confidential Information” shall not include information which:

(a)	is generally available to the public at the time of disclosure or becomes generally known through no wrongful act on the part of a Party;

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

(b)	is in the possession of a Party at the time of disclosure by the other Party, other than as a result of the non-disclosing Party’s breach of an legal obligation;

(c)	becomes known to a Party through disclosure by sources other than the disclosing Party; or

(d)	is independently developed by a Party without reference to or reliance upon the Confidential Information disclosed by the other Party.

These confidentiality obligations shall continue for a period of three years from the date of disclosure. Notwithstanding any provision to the contrary in any prior agreement between Buyer and Seller, Buyer acknowledges that it has no right under any agreement with Seller to obtain any information regarding the sale of Coke by Seller to third parties.

15.	Entire Agreement; Headings; Counterparts.

15.1 This Agreement contains the entire agreement between Seller and Buyer with respect to the subject matter of this Agreement (which does not include the Specifications of Coke) and supersedes all prior agreements, whether written or oral, between them with respect to the subject matter of this Agreement.

15.2 [Reserved.]

15.3 The headings in this Agreement are inserted for convenience of reference only and will not be used to interpret or construe any provision of this Agreement.

15.4 This Agreement may be executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

16.	Miscellaneous

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

16.1 Immediately prior to the Effective Date, Seller was a party to one or more agreements with * (“*”) under which * of * under a * to this Agreement were * to *. Upon Seller’s or Buyer’s request, the other party shall * to * and * to * and * of * to * or * in order to provide for * the * that it * under the * with *.

16.2 [Reserved.]

16.3 Seller’s General Conditions of Sale (GCS-2011) set forth in Appendix A annexed hereto (including its Annexes, which include in particular, as Annex 1, a Material Safety Data Sheet containing information regarding health risks and recommendations for the safe use and handling of calcined petroleum coke), are incorporated into and form part of this Agreement so far as they are not otherwise in conflict or inconsistent with the express terms of this present Agreement and for the purposes of those Conditions this Agreement shall constitute “the Principal Agreement” as therein referred to.

The said General Conditions of Sale shall apply and take effect subject to modification as follows:

A.	Any references therein to “Product”, “Seller’s Humber Refinery” (or “Humber Refinery”), and “this Agreement” shall be read and construed as if they were references to Coke, Seller’s supplier’s Humber Refinery, and this present Agreement respectively.

B.	General Condition 12 shall be read and construed and shall take effect in the like manner and to the like extent as if the events and circumstances described and referred to in 12.2:

(i)	Included any interference with or disruption to or any failure, limitation or cessation of Seller’s existing or contemplated sources of supply of Coke

(ii)	were expressed to be applicable to Seller’s supplier as well as to Seller to the intent that any effect which any of those events and circumstances may have on or in relation to Seller’s supplier and the production of Coke shall be treated conclusively as having the like and corresponding effect in relation to Seller and its sources of supply of Coke.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

16.4 Notices. Notice required or permitted to be given under this Agreement shall be effective when received by the addressee at:

For Seller:	Attention *

ConocoPhillips (U.K.) Limited

Portman House

2 Portman Street

London W1H 6DU

Facsimile: *

Email: *

For Buyer:	Attention Vice President - Purchasing

GRAFTECH SWITZERLAND S.A.

1 Rte de Renens

1030 Bussigny-pres-Lausanne

Switzerland

Facsimile: +41 21 821 3361

With a copy to:

Attention: General Counsel

GrafTech International Holdings Inc.

12900 Snow Road

Parma, Ohio 44130

United States

Facsimile: (216) 676-2462

16.5 This Agreement shall be binding upon Seller and Buyer and their respective successors and assigns and shall inure to the benefit of Seller and Buyer and their respective successors and permitted assigns.

17.	Public Announcements.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Neither Seller nor Buyer Party nor any affiliates, subsidiaries, employees, officers, directors or agents of Seller or Buyer will make any public statement with regard to this Agreement, including the fact of its existence, the subject matter hereof or the transactions contemplated hereby, without the prior written consent and agreement of the other Party; provided, however, that each Party shall fully cooperate and shall not delay in providing its reasonable consent in the event that the other Party must make a public announcement in order to comply with the disclosure requirements of U.S. and/or other applicable securities laws and provided further that this proscription shall not apply to public statements with respect to information previously made public in a manner consistent with this Agreement.

[Signature page follows.]

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

CONOCOPHILLIPS (U.K.) LIMITED		GRAFTECH SWITZERLAND S.A.

By:	/s/ P.N. Higgins	By:	/s/ C. S. Shular
	(Signature)		(Signature)

Name:	P.N. Higgins	Name:	Craig Shular

Title:	Mgr, Specialty Petroleum Coke	Title:	CEO GTI

Date:	Feb. 23, 2011	Date:	Feb. 23, 2011

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

GCS-2011 APPENDIX A

CONOCOPHILLIPS (U.K.) LIMITED

PETROLEUM COKE

GENERAL CONDITIONS OF SALE

FOR * DELIVERY

1.	DEFINITIONS

1.1	Expressions used in these General Conditions and any attached schedules shall have the same meaning as they have in the Principal Agreement and vice versa.

1.2	References to a clause or a schedule are references respectively to a clause of or schedule to PA; references to a condition are references to a condition of these General Conditions; and references to a clause, schedule or condition by number are references to the clause, schedule or condition so numbered.

For the purposes of the Agreement as hereinafter defined:

“Commencement date” means the date of commencement of the Principal Agreement;

“ETA” means estimated time and/or date or range of days of arrival of the vessel;

“Laytime” means the time ascribed to it in the PA or in these General Conditions of Sale;

“Loading berth” or “Berth” means the berth or dock at which Seller is to load Product on board vessel and which Seller is to make available or procure to be made available for that purpose;

“NOR” means notice of readiness;

“Principal Agreement” (hereinafter sometimes abbreviated for convenience to “PA”) means the agreement into which these General Conditions are incorporated by reference and “this Agreement” means PA and these General Conditions together;

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

“Public Holiday” means each day that is a public holiday in the place where the relative action pursuant to this Agreement is to be performed and in the case of a notice “relative action” shall include both the giving and the receiving of the notice;

“Seller’s Supplier” means any legal entity supplying to Seller, directly or indirectly, the Product or services necessary to deliver the Product to Buyer;

“Tonne” means a metric tonne of 2204.6 lbs;

“Vessel” (or “Vessels”) means a vessel (or vessels) nominated or provided by Buyer for loading of Product by Seller;

“Year” means twelve consecutive calendar months commencing with the Commencement date and “Month” means a calendar month beginning on the first day of that month;

“Year N” and “Month M” mean the year and the month respectively in which Product is to be delivered and received and in respect of which price and/or quantity are/is to be determined.

2.	DELIVERY

2.1	* Delivery shall be effected and taken by loading into vessels at the loading berth applicable according to Condition 5.3 below. Seller shall load Product into Buyer’s vessel and level top hatches to permit closing free of expense to Buyer, subject to Condition 5.2 below.

2.2	Product shall be delivered and received at * dock during 06.00 hours to 22.00 hours, weather working day, Monday to Friday. Saturdays, Sundays and Public Holidays are not worked.

2.3	Title and risk in the Product delivered hereunder shall pass to Buyer as Product enters the hold of the receiving vessel.

2.4	Seller shall be obliged to effect delivery of Product only from production at Seller’s Supplier’s Humber Refinery.

3.	NOMINATIONS

3.1	Buyer shall take and receive Product in accordance with the terms of the Principal Agreement in quantities not exceeding * tonnes for any individual delivery.

3.2	[Reserved]

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

3.3	All notifications provided pursuant to shipping plans provided in Clause 2.1(b) of the PA are to be sent by electronic mail or facsimile and each notification shall state the following:

3.3.1	the approximate quantity (plus or minus five percent [5%]) that Buyer requests Seller to be loaded onto the vessel(s); and

3.3.2	a loading date range of five (5) week days (Monday to Friday) in which Buyer intends the loading of the vessel(s) subsequently nominated to take place covering the immediate month following the month in which the schedule was issued.

3.4	Seller may accept or reject the loading date range of five (5) week days proposed under Condition 3.3 above, and, if rejecting, shall within forty-eight (48) hours propose to Buyer another range of five (5) week days for loading as an alternative to Buyer’s proposed range under Condition 3.3 above. Buyer shall notify Seller of its acceptance or rejection of Seller’s proposed new range of days for loading within forty-eight (48) hours from receipt of such notice.

If rejected by Buyer, the Parties shall continue to use reasonable efforts to establish a new five (5) weekday range for loading which is mutually agreeable to them. Failure to agree on a loading date range for any one delivery shall not constitute a waiver or variation of any of the provisions hereof.

3.5	Buyer shall nominate a named vessel at least 2 working days before the first day in the five (5) weekday range of loading dates established in condition 3.4 above. If Buyer fails to secure a vessel for the agreed to laydays, a new five (5) weekday loading date range will be agreed to between Buyer and Seller following the process described in 3.4 above. Buyer, or its nominated agent, shall propose the nomination of a named vessel to Seller’s email address at *. Such named vessel will comply with the standards of Condition 3.6 below.

Also, prior to or at nomination of a named vessel, Buyer or Buyer’s nominated party or agent will advise shipping agents (*) and Seller of all the pertinent information shipping agent or Seller requires to enable Seller to have the Bills of Lading and other required shipping documents made out and distributed according to Buyer’s requirements.

3.6

Buyer shall ensure that all nominated vessels are less than 30 years old, unless an older vessel is specifically approved by Buyer. For such vessels over thirty years old, Buyer will provide Seller with additional information on nomination to support

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

their approval. All vessels shall be suitable for loading Product and comply, on arrival for loading, with all of the following standards:-

A)	Each vessel and owner shall fully comply with the International Ship Management Code (ISM Code) and will be compliant with the International Ship and Port Facility Code (ISPS Code). If required, Buyer will provide Seller with a copy of relevant documents of compliance, Safety Management Certificate and International Ship Security Certificate. Not withstanding any prior acceptance of nominated vessel by Seller, if at any time prior to the passing of risk and title, the vessel ceases to comply with the requirements of the ISM or ISPS Codes, Seller shall have the right not to load such vessel and Buyer shall be obliged to substitute such vessel with a new nomination that will comply. Any loss, damage, demurrage, expense or delay caused by the failure on the part of the nominated vessel or its Owner/Operator to comply at any time with the ISM or ISPS Codes shall always be for Buyer’s account.

B)	Each vessel is to be classed 100A1 at Lloyds or equivalent and certified by a classification society approved by the International Association of Classification Societies (IACS). Each vessel shall have its said Class and Statutory Certificates in force for the duration of the voyage it is being nominated for, it shall not have any class condition expired and it shall be fully in class and will have completed its Special and Intermediate Survey according to the classification requirements.

C)	Each vessel, its cargo gear and all other equipment shall, as a condition of its charter, comply with all applicable rules, regulations and orders of government, local and port authorities, including those which relate to customs, operations, health, safety and environment in force at the loading port. It will have on board, available for inspection, all required certificates, records and other documents and shall conform in all respects to all relevant international regulations and agreements relating to operations, health, safety and environment.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

D)	Each vessel shall not be on “The Paris Memorandum of Understanding on Port State Control” list of “Banned Ships” from the Paris MOU area ports.

E)	Each vessel will be fully insured and have Protection and Indemnity (“P & I”) cover with all premiums paid. This P & I cover should be with a P & I club that is a member of the “International Group of P & I Associations”. If vessel’s P & I cover is not a member of the International Group of P & I Associations, Buyer shall provide Seller with details of its P & I cover upon nomination.

3.7	Such nomination of vessel complying with the requirements of Condition 3.6 above shall include all of the following details:

•	Buyer’s name;

•	Grade or Grades of Product to be loaded;

•	Vessel’s name;

•	Proposed Laydays and Cancelling date for Loading;

•	Year vessel built;

•	Number of Holds and Hatches;

•	Port of Destination;

•	Expected time of arrival, within the five (5) day range established under 3.4 above, of said vessel, at *, which shall be early enough to permit completion of loading by 22:00 hours on a Friday;

•

The minimum and maximum quantity of each grade of Product that Buyer requests Seller to load (and in whose option). This quantity shall be within the quantity range established under Condition 3.3.1. above and the PA;

•	Where more than one grade of Product is to be loaded, the required order of loading of the grades;

•	The demurrage and despatch rates of the vessel according to Buyer’s Charter party or Contract of Affreightment.

Where all of the above details are furnished to Seller, Seller shall use its best efforts to provide such acceptance or rejection within four (4) working hours and in rare instances, no more than eight (8) working hours from receipt of Buyer’s said nomination and in the event of a rejection, the rejection provisions of Condition 3.4 above shall apply.

3.8	Acceptance by Seller of a nomination under Condition 3.7 above shall be deemed to be a definite commitment for the vessel loading within the range of loading dates

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

established under that Condition and according to all the terms and conditions of this Agreement.

4.	SHIPPING PROVISIONS

4.1	Buyer shall ensure that vessels nominated are (a) suitable for the berth, access thereto and loading facilities of or to be used by the Seller including length overall, draft and any other dimensions then in force at the loading terminal at the time in question, such that the vessel can safely reach and leave and where it can always lie safely afloat. It shall be the absolute responsibility of the Buyer to acquaint itself and comply with the requirements of the loading terminal current at the relevant time; (b)fit, clean and suitable and ready for receipt of Product at the berth; and, consistently with the need to ensure maintenance of the high purity of Product, Buyer shall be responsible for ensuring that vessel’s holds are swept and cleaned and are dry and free of loose rust and scale, and of all dunnage and previous cargo before vessel tenders NOR. If the berth is not available, then the Master may tender its notice of readiness at anchorage. But if the vessel fails inspection on arrival at berth, time consumed between vessel berthing and commencement of loading shall not count as laytime.

If Buyer’s vessel fails inspection upon arrival at berth, and some other vessel is then waiting, and is ready to load subject only to availability of said berth, Buyer shall procure its vessel to vacate the berth forthwith at Buyer’s expense if Seller or its agent so requires.

4.2	To calculate Laytime, the Bill of Lading weight (in Tonnes) of each complete cargo shall be divided by:

A)	* when the berth is that which is adjacent to Seller’s Supplier’s coke storage facilities at * and vessel is loaded by means of Seller’s Supplier’s vessel loading appliance directly from Seller’s Supplier’s dockside silo storage;

B)	* when loading takes place by other means and/or at some other berth in accordance with 5.3 below;

and the result shall be the Laytime expressed in terms of weather working days of twenty-four (24) consecutive hours (and pro-rated for fractions producing less than twenty-four (24) hours) allowed for the loading of each complete cargo, but in no event shall Laytime be less than twenty-four (24) hours, irrespective of the weight of Product loaded.

4.3

Subject to 4.1 and 4.2 above and to 4.4 below, Laytime shall commence at 14.00 hours if NOR to load is given to Seller’s Supplier’s agent before noon on a working day and at 06.00 hours the next working day if NOR is given to Seller’s agent at any other time. NOR is to be given during the normal office hours at the nominated dock, whether

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

vessel in berth or not. If loading shall commence prior to the commencement of Laytime, actual hours worked only shall count as time used.

4.4	A)	If Buyer’s said vessel arrives for loading before the lay days applicable under Condition 3.5 it shall give NOR to load to Seller’s agent and if other vessels are loading or about to load, it shall await its turn. Laytime shall commence at 06.00 hours on the first day of the laydays applicable under Condition 3.5 or, if earlier, at the time at which Buyer’s vessel commences to load at the place designated by Seller but in this latter case actual hours worked only shall count as time used.

	B)	If Buyer’s vessel arrives for loading after the lay days applicable under Condition 3.5 and other vessels are about to load, Buyer’s vessel shall await its turn and Laytime shall not commence until the vessel commences to load at the place designated by Seller, hours used only to count as Laytime, or subject to Seller’s agreement, Buyer can cancel vessel loading and nominate new laydays when alternative vessel is secured.

4.5	The following shall not count against Laytime:

A)	(i)	the time between 22.00 hours on a Friday and 06.00 hours on a Monday; or

	(ii)	the time between 22.00 hours and midnight on a working day before a Public Holiday, the twenty-four (24) hours of a Public Holiday and time between midnight and 06.00 hours on a working day after a Public Holiday.

B)	any time lost in the event of suspension of the loading by reason of inclement weather, Buyer to ensure that Charter party contains a clause instructing Master to close the vessel’s hatches when loading ceases for such reason.

C) any time lost or consumed by or in respect of any of the following, whether occurring during or after expiry of Laytime:

	1.	vessel proceeding to berth;

	2.	breakdown, inefficiency or any other cause attributable to the vessel, including failure of the vessel’s facilities or any other inability of the vessel to load within the time allowed;

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

3.	the occurrence and/or continuance of any such event as is described in Condition 12 (Force Majeure);

4.	awaiting customs and immigration clearance and pratique;

5.	vessel making fast and clearing any berth;

6.	awaiting tugs, tides, pilot or daylight;

7	Buyer’s failure duly to comply with the requirements of this Agreement.

4.6	Vessel loading shall be deemed to have been completed at the time at which the loading appliance has been withdrawn beyond the vessel’s rail at the completion of loading.

4.7	Seller shall whenever possible assist Buyer in avoiding delays in the provision of a berth. Loading shall be continuous, weather and customs of the port permitting, and if such loading is not completed in the time provided for above, then Seller shall reimburse Buyer for such demurrage according to the terms of these General Conditions of Sale, and at the rate stipulated in the Charter Party or Contract of Affreightment for the vessel, to the extent that the same is directly and actually attributable to Seller’s fault. The Seller’s liability in all cases of delay, howsoever caused, shall be limited to the reimbursement of demurrage in accordance with this Condition 4.7 and the Seller shall not be liable for any other loss or damage, direct or indirect, which the Buyer may suffer as a result of loading not being completed in the time provided for herein.

4.8	Despatch shall be earned by Seller at loading port on Laytime saved at one half of said demurrage rate if and to the extent that Laytime actually used is less than that allowed under this Agreement.

4.9	For the purposes of agreeing and settling accounts for despatch earned or demurrage incurred on each vessel, the Parties agree to the following procedure:

4.9.1	As soon as possible but in no event later than ninety (90) days after completion of loading, Buyer will furnish Seller with a written Laytime statement detailing:

A)	allowed Laytime applicable to said vessel according to the terms of these General Conditions of Sale;

B)	Laytime used for loading said vessel;

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

C)	net difference between (a) and (b) above (being time in respect of which despatch or demurrage is payable);

D)	by reference to last mentioned time, the amount of despatch/demurrage due according to Conditions 4.7 and 4.8.

Each such Laytime statement (or time sheet in lieu) shall be accompanied by a Statement of Facts.

4.9.2	Within thirty (30) days of receipt of each such statement, Seller shall advise Buyer whether or not Buyer’s statement is agreed and, if it is not, Seller shall provide Buyer with written details of Seller’s calculations but if they are not agreed by Buyer then the Parties will continue to work together in good faith to reach agreement.

4.9.3	Each quarter, the Buyer shall cause its agent to send to the Seller the agreed net sum of despatch due to Seller from all vessels loaded in the previous quarter. Each quarter, the Buyer or Buyer’s Agent shall invoice the Seller for the agreed net sum of demurrage due to Buyer from all vessels loaded in the previous quarter. In each case payment will be made by the Party from which payment is due within thirty (30) days from the date on which the said net sum was finally agreed or within ten (10) days from date of receipt of invoice, whichever is the later.

5.	LOADING

5.1	Buyer, Buyer’s agent or the master of Buyer’s vessel shall notify Seller’s Supplier’s agent by electronic mail, telex or facsimile upon departure of the vessel from its last port destined for port of loading advising of sailing time and expected time of arrival. At least forty-eight (48) hours, and again at least twenty-four (24) hours in advance of arrival at the Loadport the Buyer, Buyer’s agent or the Master of Buyer’s vessel shall report the ETA to Seller’s Supplier’s agent at the Loadport.

5.2	Additional levelling costs, if any, incurred when for example delivery is taken in vessels which are not single deck vessels, shall be for Buyer’s account.

5.3

Seller agrees that, whenever practicable, the loading berth shall be the berth which is adjacent to Seller’s Supplier’s Product storage facilities at *. Whenever the latter is not available (for any reason whatsoever), Seller shall propose to Buyer an alternative loading berth at * or, if operating circumstances so require, at such other location as Seller shall reasonably nominate. The Buyer shall not unreasonably withhold or delay its consent to such nomination. In all cases, the foregoing is subject to (i) the operational requirements of Associated British Ports plc (as

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

owners of the berths at *) and of the port authority and (ii) the rules and customs of the port of loading.

5.4	Nothing in the Agreement shall constitute or be deemed to constitute or give rise to any implication of any warranty of the safety of any port, berth, dock, anchorage and/or other place to which the vessel may be ordered to load or discharge, and Seller shall not have or engage any duty or liability for any loss, damage, injury or delay resulting from conditions at such ports, berths, docks, anchorages or other places not caused by Seller’s fault or neglect or which could have been avoided by the exercise of reasonable care on the part of the Master.

5.5	Seller shall be entitled but not obliged to inspect the vessel’s cargo compartments prior to loading to determine whether they are fit and suitable and in all respects ready for receipt of Product but nothing in this sub-condition or done by Seller shall diminish, remove or otherwise affect Buyer’s obligations under Condition 4.1 or give rise to legal relations between Buyer and Seller. If Seller, on reasonable grounds related to cleanliness, deems vessel unsuitable for loading, Seller shall notify Buyer (or Buyer’s agent) and, as a pre-condition to loading, Buyer (or Buyer’s agent) shall immediately procure the vessel to be made suitable for loading consistently with Condition 4.1.

6.	MEASUREMENT

6.1	Measurement of Product supplied shall be calculated by reference to the loaded quantity as assessed at Seller’s Supplier’s calibrated weighing equipment at * or over a certified weighbridge.

6.2	The accuracy of Seller’s Supplier’s aforesaid weighing equipment shall on request by Buyer be certified by an independent inspector acceptable to both Parties. If the inspector finds that the weighing mechanism has an error greater than 0.5 percent, the cost of the inspection shall be for the account of Seller; if 0.5 percent or less, for the account of the Buyer.

7.	INVOICING AND PAYMENT

7.1	For all deliveries of Product hereunder, Seller shall invoice Buyer or Buyer’s nominated party or agent promptly but in any event within seven (7) working days after completion of loading in US dollars or in such other currency as may be agreed between the Parties from time to time.

7.2

Buyer or Buyer’s nominated party or agent shall pay Seller against all such invoices in full and free of any charges to the Seller, without discount, counterclaim, withholding, set-off or other deduction to the Seller’s bank account as set out on

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Seller’s Invoice so that Seller receives electronic payment with good value by not later than the * day of the month following the month of delivery. Should Buyer repeatedly exceed or otherwise commit a breach of such terms, Seller may thenceforth require Buyer to pay in cash against delivery for all subsequent deliveries until such time as Seller and Buyer are able mutually to agree on re-establishment of suitable payment terms.

7.3	If payment is not made by Buyer punctually and strictly in accordance with condition 7.2 above, Seller shall have the right to demand and Buyer shall thereupon pay interest on the amount which is unpaid from due date until date of actual receipt of payment by Seller at a rate equal to *% (* per cent) above the * for US Dollar deposits quoted by the British Bankers Association (BBA) 2 days before the due date of payment and calculated on a daily basis from the date when payment first became due.

7.4	If any payment falls due on a Saturday or bank holiday other than a Monday, then such payment shall be made on the last preceding banking day. If any payment falls due on a Sunday or Monday bank holiday, then such payment shall be made on the first following banking day.

7.5	If at any time the reliability or the financial responsibility of Buyer (or of any guarantor or other person furnishing security in support of Buyer) should in Seller’s reasonable opinion be or become impaired or unsatisfactory, advance payment shall be made, or at Seller’s option other security satisfactory to Seller shall be given by Buyer to Seller on demand by Seller in respect of each delivery of Product. After such demand, and in the event that Product has not already been delivered, Seller may withhold any Product until such payment or security has been provided. If Buyer fails to provide such payment or security within two (2) London banking days after such demand is made, Seller may forthwith by notice terminate the Agreement without prejudice to any rights of action or claims it may have under the Agreement. In order to assist the Seller in assessing the financial responsibility of the Buyer (or of any guarantor or other person furnishing security in support of Buyer), the Buyer shall provide its audited financial statements (or those of such person providing a guarantee or security) promptly upon publication and no less frequently than each year.

8.	TAXES AND CHARGES

All royalties, taxes, duties and levies charged relating to the export of Product from the load port are for Seller’s account. Buyer shall be responsible for all royalties, taxes, duties and levies charged thereafter. In addition Clause 5.12 of the Principal Agreement shall apply.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

9.	QUALITY DETERMINATION

9.1	Quality of Product shall be determined by reference to each delivery when taken as a whole.

9.2	From each delivery Seller shall take and mingle sufficient samples of Product as fairly to represent the average quality of the delivery as a whole and shall have * of the * in its laboratories, send * for * to Buyer and keep * in store for at least six (6) months for control purposes. Seller shall immediately inform Buyer by facsimile or electronic mail of the findings of Seller’s analysis and Buyer shall without delay inform Seller if Buyer’s analysis differs materially from the findings of the Seller’s analysis.

9.3	All analyses of the Product samples shall be performed in accordance with the methods referred to in the Specification Agreement, which methods may be subject to alteration by agreement of both Parties.

9.4	In the event of a dispute over analysis the Parties agree to submit the material retained by Seller for an analysis by an independent laboratory acceptable to both Parties and this analysis shall be binding. The Party whose analysis differs most from the analysis of the independent laboratory shall pay the costs of the analysis by the independent laboratory unless otherwise agreed in writing by the parties.

10.	CLAIMS

10.1	Any claims by Buyer with regard to quantity or alleged quality defects shall be made by written notice sent by electronic mail, fax and/or by post setting out the particulars thereof within * days after delivery of the Product in question, failing which it shall be forever barred.

10.2	Unless otherwise agreed between the Parties, Buyer shall not be at liberty to reject or return part only of a delivery of Product and shall be at liberty to reject or return the entire delivery only if, when taken as a whole, it is not in conformity with the requirements of the Quality Clause of the Principal Agreement.

10.3	In any case where the Buyer has the right to reject any delivery of Product, it is the intention of the Parties to agree on the most economic and mutually beneficial manner of dealing with the situation.

10.4

Seller shall in no event be liable for any amount in excess of the purchase price for the Product involved or for consequential damages of any type or nature and howsoever arising including, without limitation, negligence. Neither Party shall be liable (whether under this Agreement or otherwise in connection with it) in

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

contract, tort, breach of statutory duty or otherwise, in respect of any indirect or consequential loss or expense. In particular, but without limitation, neither Party shall be liable for any loss of profit, cost of wasted overheads, loss of revenue, loss resulting from shut-down of plant, loss of contract, loss of use or business interruption or for any liability for consequential demurrage or other losses incurred by other vessels that were caused by, or affected by, delays to the subject vessel, whether or not foreseeable. The provisions of this clause shall continue to apply notwithstanding the termination or expiry of the Agreement for any reason whatsoever.

11.	TERMINATION

11.1	Either Party may terminate this Agreement forthwith by giving written notice by registered letter to the other Party in the event that:

A)	save in the circumstances set out in (b) below, the other Party commits a material breach of this Agreement and fails to remedy the breach and any consequence thereof within thirty (30) days after having been called upon to do so by registered letter by the Party affected thereby; or

B)	the other Party fails to make, when due, any payment under this Agreement required to be made by it if such failure is not remedied on or before the third business day after notice of such failure is given to the Party

C)

the other Party (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger where the successor entity is acceptable to the other Party); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger where the successor entity is acceptable to the other Party); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (1) to (7) above (inclusive).

11.2	Following termination, all amounts outstanding shall become immediately due and payable and any obligations to sell and deliver Product in accordance with the Principal Agreement shall terminate absolutely.

11.3	Any termination of this Agreement shall be without prejudice to any rights or remedies which either Party may otherwise have in respect of the period prior to such termination.

12.	FORCE MAJEURE

12.1	Except in relation to obligations to make payments hereunder, if either Party is temporarily or permanently prevented, hindered or delayed in discharging any obligation or performing any duty imposed on it by this Agreement, it shall not be treated, whenever such prevention, hindrance or delay results from the occurrence of any circumstance or event which is beyond the reasonable control of such Party, as constituting a breach of this Agreement, and any obligation to discharge such contractual duty shall, during the period and to the extent of such prevention, hindrance or delay, be extinguished. A Party which is thus temporarily relieved of any obligation or duty imposed upon it by this Agreement shall take all reasonable and practicable measures and shall make all diligent efforts to remove or cause the removal of the cause of the prevention, hindrance or delay at the earliest possible moment.

12.2	Circumstances or events beyond the reasonable control of the Parties shall include (but shall not be limited to) war, revolution, insurrection, sabotage, riot, strikes, civil commotion, acts of God, fire, explosion, acts of government or any agency, branch, department or representative thereof, and such interference with or curtailment of (i) the availability from any of Seller’s existing or contemplated sources of supply of the Product or the crude oil or the feedstock required for the manufacture of Product or (ii) transportation of the Product or such crude oil or feedstock, as either to delay or hinder the Seller in, or to prevent the Seller from, supplying the full quantity of Product or as either to delay or hinder the Buyer in, or to prevent the Buyer from, receiving the full quantity of the Product.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

12.3	Upon the occurrence of any of the Force Majeure events described above, the Party claiming Force Majeure shall notify the other Party in writing within ten (10) working days of such event and, to the extent possible, inform the other Party of the expected duration of the Force Majeure event and the quantity of Product likely to be affected by the prevention, hindrance or delay in performance of this Agreement. Failure to notify in accordance herewith shall preclude such Party from claiming that any of its obligations hereunder were temporarily relieved pursuant to this Condition. The Party claiming Force Majeure shall also notify the other Party without delay after the cessation of the cause of prevention, hindrance or delay in performance of the Agreement

12.4	If by reason of the occurrence of any of the Force Majeure events described above Seller is prevented, hindered or delayed, in delivering the full quantity of Product herein contracted for, Seller shall be at liberty, without any liability, to withhold, reduce or suspend any delivery hereunder to such extent as Seller considers reasonable and equitable in all the circumstances. In such event, Buyer shall be free to purchase from other suppliers to the extent of any deficiency caused by the operation of this condition but nothing contained in or to be implied by reason of any provision of the Agreement shall be construed or treated as requiring Seller to acquire by purchase or otherwise any additional or alternative quantities from other suppliers or supply sources.

12.5	a) In the event that said delay, hindrance or prevention in performance by either Party continues for longer than ninety (90) consecutive days from such notification of said delay, hindrance or prevention, either Party shall have the right to terminate this Agreement upon written notice given to other Party.

b) In the event that a Force Majeure event occurs, the nature of which, in the reasonable opinion of persons engaged in this type of trade, is such that it frustrates the essential purpose of this Agreement, either Party shall have the right to terminate this Agreement upon written notice to the other Party without regard to the ninety (90) day period set forth in Clause 12.5 (a) above.

12.6	For the purposes of the foregoing provisions of this Condition 12, regard shall be had to the whole of Seller’s obligations to supply its contracted customers with petroleum coke (of all grades) from its Supplier’s Humber Refinery and any delay, hindrance or prevention shall be assessed accordingly.

13.	LIMITATION OF ASSIGNMENT

13.1

Neither of the Parties to the Agreement shall, without the previous consent in writing of the other Party assign this Agreement or any rights or obligations hereunder but this shall not apply in the case of an assignment by either Party to any

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

company which is controlled by it, controls it or is under common control with it, whether directly or indirectly in each case.

13.2	In all cases of assignment the assignor shall always remain liable for the observance and performance of the obligations on its part arising under or by reason of the provisions of the Agreement to the extent that they or any of them shall not be duly observed and performed by the assignee.

14.	NOTICES

14.1	All notices, declarations and other communications excluding routine notices, shall be in writing, sent by post, postage paid, or by telex or facsimile or, where permitted by the Agreement by email, to the address of the other Party as expressly stated in Principal Agreement or such other address as they may from time to time specify for this purpose and shall, unless otherwise specifically provided herein, be deemed to have been given or made on the day on or at the time at which it could reasonably be expected to have been received.

14.2	Either Party may from time to time nominate a particular person or persons to whose attention communications shall be addressed.

15.	ETHICS AND CONFLICTS OF INTEREST

Conflicts of interest relating to this Agreement are strictly prohibited. Except as otherwise expressly provided herein, neither Party to this Agreement, nor any employee or officer of either Party, shall, directly or indirectly, pay salaries, commissions or fees to employees or officers of the other Party, or designees of such employees or officers, or make to or receive from any employee or officer of the other, or designee of such employee or officer, any payments or rebates, or favor employees or officers of the other Party, or designees of such employees or officers, with gifts or entertainment of significant cost or value, or with services or goods sold at less than full market value, or enter into business arrangements with employees or officers of the other Party, unless such employees or officers are acting as representatives of that other Party.

16.	GENERAL

16.1	Any express or implied condition, statement, representation or warranty, statutory or otherwise, with respect to any matter is hereby excluded so far as lawfully permitted.

16.2	This Agreement contains the entire agreement and understanding between the Parties hereto and there are no oral representations, promises or warranties affecting

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

the same. To the extent applicable, Buyer specifically acknowledges that any pre-printed purchase terms submitted to Seller in connection with this Agreement (if any) shall be disregarded for the purposes of this Agreement. Save to the extent set out in this Agreement, and so far as lawfully permitted, the Parties hereby waive any rights that would arise, in favour of either or both of them, by operation of law.

16.3	Each delivery of Product shall be deemed to be the subject of a separate sale under a separate contract and any deficiency or other default concerning the same shall not invalidate or otherwise affect the rights and obligations hereunder of either Party in relation to the remainder of the quantity of Product to be sold and purchased under this Agreement.

16.4	Except in the case of explicit notice to the contrary given to the other Party:

A)	the temporary, repeated or permanent disregard of any of its rights under this Agreement by a Party shall not constitute a waiver of such rights,

B)	no action or communication of a Party shall constitute a waiver of any breach of this Agreement by the other Party, and no waiver shall operate to waive any subsequent breach, whether of the same provision or any other.

16.5 No provision of this Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Agreement.

16.6	This Agreement shall be governed by and construed in accordance with English law. The Parties hereby submit to the exclusive jurisdiction of the English Courts without recourse to arbitration or any conflict of law rules in respect of any claim or dispute arising out of or in connection with this Agreement and waive any and all objections to any inconvenience of the forum. The United Nations Convention on Contracts for the International Sale of Goods 1980 shall not apply and the Parties agree to the service of process in any proceedings by registered mail at their respective registered offices.

16.7	Except as otherwise specifically provided for herein or inconsistent herewith, INCOTERMS 2010 (as amended from time to time prior to this Agreement) shall apply.